Exhibit 23

Consent of Independent Registered Public Accounting Firm

Kona Grill, Inc

Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196039) and Form S-8 (No. 333-206069, 333-187314, 333-127596, 333-127594 and 333-127593) of Kona Grill, Inc. (“Company”) of our report dated April 16, 2019, relating to the consolidated financial statements, which  appears in this Form 10-K. Our report contains explanatory paragraphs regarding the Company’s ability to continue as a going concern and change in accounting principle related to revenue.

/s/ BDO USA, LLP

Phoenix, Arizona

April 16, 2019

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Form S-8	No. 333-127593	Kona Grill, Inc. 2005 Employee Stock Purchase Plan
(2) Form S-8	No. 333-127594	Kona Grill, Inc. 2005 Stock Award Plan
(3) Form S-8	No. 333-127596	Kona Grill, Inc. 2002 Stock Plan
(4) Form S-8	No. 333-187314	Kona Grill, Inc. 2012 Stock Award Plan
(5) Form S-8	No. 333-206069	Kona Grill, Inc. Amended and Restated 2012 Stock Award Plan
(6) Form S-3	No. 333-196039	Registration Statement of Kona Grill, Inc.

of our report dated March 22, 2018 (except for Note 1, Reclassifications, as to which the date is April 16, 2019) with respect to the consolidated financial statements of Kona Grill, Inc included in this Annual Report (Form 10-K) of Kona Grill, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Phoenix, Arizona

April 16, 2019